Exhibit 99.1

CREDIT ACCEPTANCE REACHES RESOLUTION WITH STATE ATTORNEYS GENERAL

Settlement resolves longstanding litigation, clarifies regulatory expectations, and does not require material changes to the Company’s operations

Southfield, Michigan – September 17, 2026 – Credit Acceptance Corporation (Nasdaq: CACC) (referred to as the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) announced today that it has entered or will enter into consent judgments with the Office of the New York Attorney General and 40 other attorneys general.1 The resolution ends the litigation filed by the New York Attorney General in the United States District Court for the Southern District of New York in 2023, resolves the multistate investigation initiated in 2020, and was reached without any admission of fault or wrongdoing by the Company. Credit Acceptance is pleased that the resolution provides greater clarity to industry participants regarding regulatory expectations and allows the management team to focus on serving customers, supporting dealer partners and executing the Company’s long-term strategy.
Under the consent judgments, the Company will pay $60 million to a consumer relief fund, pay $15.5 million to the participating attorneys general for their investigation, and provide debt relief in the form of a waiver of all outstanding balances to certain customers. The participating attorneys general will administer the consumer relief fund. The monetary components of the resolution will not require the Company to record additional charges beyond amounts previously accrued and disclosed in the Company’s financial statements.
Under the consent judgments, the Company will preserve and supplement our existing controls through consumer-facing disclosures relating to vehicle pricing and ancillary products; affordability-related protections; and dealer oversight requirements. The Company believes these requirements are broadly consistent with our focus on customers and our mission of changing lives, as well as the regulatory expectations in the automotive finance industry and do not fundamentally alter the Company’s business model.
“This resolution provides certainty for our business, our dealer partners and the customers we serve. We believe the provisions we agreed to are constructive, customer-focused and consistent with the direction of regulatory expectations in our industry,” said Vinayak Hegde, Chief Executive Officer of Credit Acceptance. “Importantly, the resolution allows us to keep our full attention on helping consumers who may have limited financing options obtain access to reliable transportation and the opportunity to improve their financial lives over time.”
Credit Acceptance was founded on the belief that credit history should not limit access to reliable transportation. This belief has guided the Company’s approach to serving more than five million customers with limited or no financing alternatives. The Company remains committed to making vehicle financing and the opportunity for financial progress more accessible to consumers who may have limited alternatives.
For media inquiries, contact media@creditacceptance.com. For investor inquiries, contact ir@creditacceptance.com. Consumers may visit our website at www.creditacceptance.com/settlement for additional information.

1 Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Kentucky, Louisiana, Maine, Maryland, Michigan, Minnesota, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Utah, Vermont, Virginia, Washington, and Wisconsin.

Description of Credit Acceptance Corporation

We make vehicle ownership possible by providing innovative financing solutions that enable automobile dealers to sell vehicles to consumers regardless of their credit history. Our financing programs are offered through a nationwide network of automobile dealers who benefit from sales of vehicles to consumers who otherwise could not obtain financing; from repeat and referral sales generated by these same customers; and from sales to customers responding to advertisements for our financing programs, but who actually end up qualifying for traditional financing. Without our financing programs, consumers are often unable to purchase vehicles or they purchase unreliable ones. Further, as we report to the three national credit reporting agencies, an important ancillary benefit of our programs is that we provide consumers with an opportunity to improve their lives by improving their credit score and move on to more traditional sources of financing. Credit Acceptance is publicly traded on the Nasdaq Stock Market under the symbol CACC. For more information, visit creditacceptance.com.
Forward-Looking Statements

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. Statements in this report that are not historical facts, such as those using terms like “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “assume,” “forecast,” “estimate,” “intend,” “plan,” “target,” or similar expressions, and those regarding our future results, plans, and objectives, are “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements represent our outlook only as of the date of this report. Actual results could differ materially from these forward-looking statements since the statements are based on our current expectations, which are subject to risks and uncertainties. Factors that might cause such a difference include, but are not limited to, the factors set forth in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2026, and other risk factors discussed or listed from time to time in our reports filed with the SEC. We do not undertake, and expressly disclaim any obligation, to update or alter our statements, whether as a result of new information or future events or otherwise, except as required by applicable law.

Investor Relations: Jay Brinkley
Senior Vice President & Treasurer
(248) 353-2700 Ext. 6739
IR@creditacceptance.com

Media Inquiries: media@creditacceptance.com